UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

BLACK HAWK EXPLORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-131048
(Commission File Number)

N/A
(IRS Employer Identification No.)

8391 Beverly Blvd., #305 Los Angeles, CA 90048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 323-275-8475

Item 1.01. Entry Into A Material Definitive Agreement

On July 13, 2007 Black Hawk signed a formal option agreement with Perry English (English) for Rubicon Minerals Corp. pursuant to which Black Hawk may earn up to a 100% interest in English's Sand Lake North project located in Ontario, Canada. Under the terms of the agreement, Black Hawk can earn a 100% interest by paying English $41,000 cash (completed) and issuing 25,000 shares on signing (completed) and paying an additional $85,000 cash and issuing 75,000 shares and incurring $700,000 in exploration expenditures over the next two years. English will retain a 2% net smelter royalty ("NSR") of which 1% can be purchased by Black Hawk for $1,000,000 at any time.

Item 3.02. Unregistered Sale of Equity Securities

On July 13, 2007 we issued 25,000 common shares to English to earn a 100% interest in the Sand Lake North project under the option agreement described above.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

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Item 9.01 Financial Statements and Exhibits

10.1 Option Agreement between our company and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2007

BLACK HAWK EXPLORATION

/s/ Garrett Ainsworth
Garrett Ainsworth,
Director

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